UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2014

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective  June 2, 2014, M. Todd Singh was appointed to the Board of Directors. Mr. Singh currently  serves as an advisor to the Board of Directors.

Mr. Singh is the founder and CEO/President of Renovatio International, Inc. which provides private equity and consulting services to privately-held and public companies in a  variety of industries such as consumer products, energy and smart grid technologies, and medical devices. Mr. Singh has worked with companies such as Southern California Edison (SCE), Pacific Gas and Electric Company (PG&E). Arizona Public Service Company (APS),Wal-Mart, Target, Kroger, Costco, Home Depot and Amazon.com.

Mr. Singh is also a founder and current member of the Board of Directors of WestStar Provider Solutions, a division of WestStar Group. He has also served as Vice President of Operations The Nautilus Group / Corporate and Chief Operations Officer for Direct Division / The Nautilus Group.

Mr.  Singh attended  Portland State University in Computer Science and International Business.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: June 3, 2014	By: /s/ Jeff Grumbling
President